                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-44058
               Common Shares in the form of Shares or American Depositary Shares


                           CARRIER1 INTERNATIONAL S.A.

                  PROSPECTUS SUPPLEMENT DATED NOVEMBER 17, 2000
                      TO PROSPECTUS DATED OCTOBER 20, 2000

         The Selling Shareholders table on pages 34 - 35 of the prospectus is hereby amended to update the information to include (or update information as to) the following persons as selling shareholders in the prospectus and to list their respective amounts of shares beneficially owned:

                                                  Shares Beneficially          Number of Shares to
                                              Owned Prior to the Offering        be Sold in the
        Selling Shareholder                    Number          Percentage           Offering
        -------------------                    ------          ----------           --------
Merrill Lynch International Ltd.               219,340             *
Ospizio Israelitico Osp.(( S. Saadun))           2,637             *
Remington Investment Strategies, L.P.           18,788             *
The Nikko Trust and Banking Corporation          3,355             *